Exhibit 99.1

EMPIRE STATE REALTY TRUST ANNOUNCES FOURTH QUARTER 2020 RESULTS

- Earnings Per Share of ($0.00) Per Fully Diluted Share -

- Core FFO of $0.17 Per Fully Diluted Share -

- $1.6 Billion of Liquidity, No Outstanding Debt Maturity Through 2024 -

- Indoor Environmental Quality and Energy Efficiency Differentiate Portfolio -

New York, New York, February 17, 2021 - Empire State Realty Trust, Inc. (NYSE: ESRT) (the “Company”), a real estate investment trust with office and retail properties in Manhattan and the greater New York metropolitan area, today reported its operational and financial results for the fourth quarter of 2020.

“We took actions during the year to allow employee and tenant reentry with confidence to our buildings, collected rents, managed operating and capital expenses, promoted Empire State Building Observatory visits, supported our smaller retail tenants, and protected and fortified our balance sheet. Visits to the Observatory continue to grow gradually off a low base, despite interstate and international travel restrictions. We find ourselves in 2021 well-positioned with a long runway, a fully staffed investment team with a balance sheet that allows us the choice to expand our portfolio, and a more focused and improved team,” stated Anthony E. Malkin, Empire State Realty Trust’s Chairman, President and Chief Executive Officer. “In 2020 we made great improvements to our disclosure. In our first year of GRESB participation, ESRT earned the highest possible 5 Star Rating and Green Star recognition, and a score of 88, in the 2020 GRESB Real Estate Assessment, an achievement that places ESRT in the top 20% of all respondents. Additionally, ESRT achieved Fitwel Champion certification for 83% of our Manhattan portfolio. We are the first portfolio in the Americas to receive the WELL Health-Safety rating, and 76% of our portfolio by square feet is Energy Star certified. Our goal is to provide tenants with energy efficient, healthy environments that provide them with a landlord who helps them meet their own ESG goals and therefore increases the desirability of our portfolio.”

Fourth Quarter and Recent Highlights

•	Earnings per share was ($0.00) per fully diluted share.

•	Core Funds From Operations (“Core FFO”) was $0.17 per fully diluted share.

•

Same-Store Property Cash NOI excluding lease termination fees was up 1.5% from the fourth quarter of 2019 primarily driven by lower property operating expenses, partially offset by lower revenue compared to the prior year period driven by previously communicated large known move-outs.

•

Realized lease termination fees were $7.8 million, or approximately $0.03 per fully diluted share. This fee income was partially offset by the write off of $1.9 million of unamortized lease incentives associated with terminated leases, or approximately $0.01 per fully diluted share. In keeping with historical practice, the Company includes lease termination fees when calculating FFO and Core FFO.

•	Signed 33 new, renewal, and expansion leases, representing 413,356 rentable square feet.

•	Collected 95% of fourth quarter 2020 total billings with 96% for office tenants and 87% for retail tenants.

•

Strong liquidity position of $1.6 billion as of December 31, 2020, which consists of $527 million of cash plus an additional $1.1 billion of undrawn capacity under the Company’s revolving credit facility, which matures in August 2021 and has two six-month extension options subject to certain conditions. Moreover, the Company has no outstanding debt maturity until 2024.

•	Closed on a $180 million 10-year interest-only mortgage loan with a fixed rate of 2.83% for 250 West 57th Street to bolster the Company’s liquidity and balance sheet flexibility.

•

Earned the highest possible GRESB 5 Star Rating and Green Star recognition, and a score of 88, in the 2020 GRESB Real Estate Assessment, an achievement that places ESRT in the top 20% of all respondents in our first year of GRESB participation.

•

Achieved Fitwel Champion status with 83% of the Company’s Manhattan portfolio awarded Fitwel certification, a rigorous third-party healthy building certification system that supports healthier workplace environments to help improve occupant health and productivity..

•	As of January 2021, 100% of the Company’s portfolio is powered by renewable wind energy.

•

In the fourth quarter and through February 16, 2021, the Company repurchased $25.3 million of its common stock at a weighted average price of $7.32 per share. This brings the cumulative total, since the stock repurchase program began on March 5, 2020 through February 16, 2021, to $147.2 million at a weighted average price of $8.34 per share.

•	Announced the approval of a new share repurchase program of up to $500 million during the period from January 1, 2021 through December 31, 2021.

•	Expanded the Board of Directors to nine members, with the appointment of Grant H. Hill, effective November 30, 2020, as part of the Company’s ongoing commitment to board refreshment.

Full Year Highlights

•	Net loss attributable to common stockholders was ($0.10) per fully diluted share.

•	Core FFO was $0.62 per fully diluted share.

•

Signed 104 leases, new, renewal, and expansion leases, representing 923,379 rentable square feet. There were 28 new leases, representing 540,643 rentable square feet for the Manhattan office portfolio (excluding the retail component of these properties). This includes approximately 315,000 rentable square feet from deals with existing tenants within the portfolio.

•	Delivered on the previously communicated 2020 G&A goal of $60 million, excluding one-time severance charges.

•	Reduced property operating expenses by $39 million compared to full year 2019, driven by reduced building utilization and the Company’s cost reduction initiatives.

•

Reopened the Empire State Building 86th floor observation deck on July 20, 2020 and the 102nd observation deck on August 24, 2020, as one of the earliest tourist attractions in New York City following earlier pandemic driven closure.

Investor Presentation Update

The Company has posted on the “Investors” section of its website (www.empirestaterealtytrust.com) the latest investor presentation, which contains additional information on the current impact of the COVID-19 pandemic on its businesses, financial condition and results of operations.

Portfolio Operations

As of December 31, 2020, the Company’s total portfolio contained 10.1 million rentable square feet which consisted of 9.4 million rentable square feet of office space and 0.7 million rentable square feet of retail space. As of December 31, 2020, the Company’s portfolio was occupied and leased as shown below. The Company’s occupancy levels fluctuate in certain periods due to the timing lag between the date of tenants’ move out and the lease commencement date of new leases.

	December 31, 2020	September 30, 2020	December 31, 2019
Percent occupied:
Total portfolio	85.9%	85.9%	88.6%
Total office	85.6%	85.6%	88.5%
Manhattan office	87.2%	86.9%	89.8%
GNYMA office	79.0%	80.1%	83.0%
Total retail	89.8%	89.4%	90.3%
Percent leased (includes signed leases not commenced):
Total portfolio	88.7%	89.7%	91.2%
Total office	88.3%	89.4%	91.0%
Manhattan office	89.8%	90.9%	92.7%
GNYMA office	82.4%	83.1%	84.3%
Total retail	93.2%	93.4%	93.1%

Rent Collections

The Company maintained the following levels of property billings collections:

Total Billings Collection	2Q	3Q	4Q
Total Billings Collected	94%	95%	95%
Rent Deferrals	1%	0%	0%
Abated Rent Related to Amendments	1%	1%	1%
Security Deposits Applied	2%	1%	0%
Uncollected - Covered by Security Deposit	1%	2%	2%
Uncollected	1%	1%	2%

	100%	100%	100%
Office	97%	97%	96%
Retail	77%	87%	87%

The Company has recorded a non-cash reduction of straight-line balances of $0.6 million and wrote off $1.6 million of tenant receivables assessed as uncollectible during the fourth quarter of 2020. These write offs against revenue resulted in a $0.01 negative impact for the fourth quarter of 2020.

Leasing

Leasing activity has been reduced due to the impact of the COVID-19 pandemic. The below tables summarize leasing activity for the three months ended December 31, 2020:

Total Portfolio

Total Portfolio	Total Leases Executed	Total square footage executed	Average cash rent psf - leases executed	Previously escalated cash rents psf	% of new cash rent over/ (under) previously escalated rents
Office	26	395,035	$52.52	$55.53	(5.4%)
Retail (1)	7	18,321	$132.75	$234.27	(43.3%)
Total Overall	33	413,356	$56.08	$63.45	(11.6%)

(1)	Approximately 80% of retail square footage involved leases with food retailers that contained a percentage rent component

Manhattan Office Portfolio

Manhattan Office Portfolio	Total Leases Executed	Total square footage executed	Average cash rent psf - leases executed	Previously escalated cash rents psf	% of new cash rent over / (under) previously escalated rents
New Office	8	321,848	$54.00	$57.67	(6.4%)
Renewal Office	11	36,571	$50.80	$48.99	3.7%
Total Office	19	358,419	$53.67	$56.78	(5.5%)

Significant Leases Executed During Fourth Quarter 2020

•

As previously disclosed, at the Empire State Building, the Company signed a new office lease with Centric Brands for approximately 212,000 square feet for a term of 7.9 years. The Company recaptured such space from Global Brands Group which had subleased it to Centric, so Centric remains in place, now with a direct lease. While the leasing spread was (15%) based on initial face rent, this transaction was approximately neutral on a cash flow basis, inclusive of all related transaction costs and related lease termination fee.

•

At 111 West 33rd Street, the Company signed a new office lease with ClearView Healthcare Partners for approximately 39,100 square feet for a term of 11.0 years. ClearView had previously occupied approximately 10,500 square feet at the property.

•

At 1400 Broadway, the Company signed a new office lease with Transit Wireless for approximately 32,500 square feet for a term of 11.0 years. Transit Wireless relocated from 1350 Broadway, where it had previously occupied approximately 24,500 square feet on sublease.

•

At One Grand Central Place, the Company signed a new office lease with Dime Community Bank for approximately 19,400 square feet for a term of 10.7 years. Dime had previously occupied approximately 3,600 square feet at the property.

Observatory Results

Observatory revenue for January and February 2020 increased 13.2% year-over-year, after adjusting for the 102nd floor observation deck, which was closed for redevelopment in the first quarter 2019 and re-opened in the fourth quarter 2019. In compliance with the requirements of authorities, the Company closed the Observatory on March 16, 2020 due to the COVID-19 pandemic, and it remained closed until the 86th floor observation deck was reopened on July 20, 2020. The 102nd observation deck was reopened on August 24, 2020. Against the backdrop of international, and interstate travel restrictions, quarantines and a nationwide pandemic surge, the Observatory has seen steady, gradual weekly increases in visitors.

The Observatory hosted approximately 55,000 visitors in the fourth quarter of 2020, compared to 30,000 visitors in the third quarter of 2020 and visitors of 894,000 in the fourth quarter of 2019. Year-to-date in 2021 through February 14th, attendance was at nearly 9% of 2019 comparable period attendance. As a reminder, the first quarter is historically the seasonally lightest quarter for the Observatory due to the winter weather conditions. The Company remains confident attendance will return to pre COVID-19 levels, though that will take time and is not anticipated to occur in 2021.

Observatory revenue for the fourth quarter 2020 was $5.0 million, driven by low visitation levels. Observatory revenue included $1.3 million of deferred revenue from unused tickets, as well as $1.5 million of fixed license fee for the gift shop. Observatory expenses were $5.6 million in the fourth quarter 2020.

Balance Sheet

The Company has $1.6 billion of total liquidity as of December 31, 2020, which is comprised of $527 million of cash, plus an additional $1.1 billion available under its revolving credit facility. In November 2020, the Company closed on a $180 million mortgage loan for 250 West 57th Street. The new interest-only loan bears a fixed interest rate of 2.83% and matures in December 2030.

At December 31, 2020, the Company had total debt outstanding of approximately $2.2 billion, with a weighted average interest rate of 3.9% per annum, and a weighted average term to maturity of 8.2 years. At December 31, 2020, the Company’s net debt to total market capitalization was 37.2% and net debt to adjusted EBITDA was 6.3x. The Company has no outstanding debt maturity until November 2024. The Company’s $1.1 billion unsecured revolving credit facility, which was undrawn as of December 31, 2020, matures in August 2021 and the Company has two six-month extension options.

In the fourth quarter and through February 16, 2021, the Company repurchased $25.3 million of its common stock at a weighted average price of $7.32 per share. This brings the cumulative total, since the stock repurchase program began on March 5, 2020 through February 16, 2021, to $147.2 million at a weighted average price of $8.34 per share, through a combination of open-market purchases and the execution of a 10b5-1 program.

Other Items

The Company recognized the following one-time benefit during the quarter:

•

The fourth quarter 2020 income tax benefit was $4.2 million, or approximately $0.01 per fully diluted share, and the full year 2020 income tax benefit was $7.0 million, due to taxable net operating losses for the Company’s Observatory Taxable REIT Subsidiary (TRS).

Dividend

On December 14, 2020, the Company announced its decision to continue with the suspension of the dividend for the first and second quarters of 2021 for holders of the Company’s Class A common stock (NYSE: ESRT) and Class B common stock and to holders of the Series ES, Series 250 and Series 60 partnership units (NYSE Arca: ESBA, FISK and OGCP, respectively) and Series PR partnership units of Empire State Realty OP, L.P., the Company’s operating partnership (the “Operating Partnership”). The Board of Directors will continue its regular review of its dividend and capital allocation policies in light of changing circumstances.

On December 31, 2020, the Company paid a preferred dividend of $0.15 per unit for the fourth quarter 2020 to holders of the Operating Partnership’s Series 2014 private perpetual preferred units and a preferred dividend of $0.175 per unit for the fourth quarter 2020 to holders of the Operating Partnership’s Series 2019 private perpetual preferred units.

Webcast and Conference Call Details

Empire State Realty Trust, Inc. will host a webcast and conference call, open to the general public, on Thursday, February 18, 2021 at 1:00 pm Eastern time.

The webcast will be accessible on the “Investors” section of the Company’s website at www.empirestaterealtytrust.com. To listen to the live webcast, go to the site at least five minutes prior to the scheduled start time in order to register and download and install any necessary audio software. Shortly after the call, a replay of the webcast will be available for 90 days on the Company’s website.

The conference call can also be accessed by dialing 1-877-407-3982 for domestic callers or 1-201-493-6780 for international callers. A dial-in replay will be available starting shortly after the call until February 25, 2021, which can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for this dial-in replay is 13715501.

The Supplemental Report and Investor Presentation are integral components of quarterly earnings announcement and are now available on the “Investors” section of the Company’s website at www.empirestaterealtytrust.com.

The Company uses, and intends to continue to use, the Investors page of its website, which can be found at www.empirestaterealtytrust.com, as a means of disclosing material nonpublic information and of complying with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations that may include material nonpublic information. Accordingly, investors should monitor the Investors page, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

About Empire State Realty Trust

Empire State Realty Trust, Inc. (NYSE: ESRT) owns, manages, operates, acquires and repositions office and retail properties in Manhattan and the greater New York metropolitan area, including the Empire State Building, the “World’s Most Famous Building.” The company’s office and retail portfolio covers 10.1 million rentable square feet, as of Dec. 30, 2020, which consists of 9.4 million rentable square feet across 14 office properties, including nine in Manhattan, three in Fairfield County, Connecticut, and two in Westchester County, New York; as well as approximately 700,000 rentable square feet in the retail portfolio.

Empire State Realty Trust is a leader in energy efficiency in the built environment and sustainability space, with 76 percent of the eligible portfolio ENERGY STAR certified and 100 percent fully powered by renewable wind electricity. As the first commercial real estate portfolio in the Americas to achieve the evidence-based, third-party verified WELL Health-Safety Rating for health and safety, ESRT additionally earned the highest possible GRESB 5 Star Rating and Green Star recognition for sustainability performance in real estate and was named a Fitwel Champion for healthy, high-performance buildings. To learn more about Empire State Realty Trust, visit empirestaterealtytrust.com and follow ESRT on Facebook, Instagram, Twitter and LinkedIn.

Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of the federal securities laws. Forward-looking statements may be identified by the use of words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: (i) economic, political and social impact of, and uncertainty relating to, the COVID-19 pandemic; (ii) resolution of legal proceedings involving the Company; (iii) reduced demand for office or retail space, including as a result of the COVID-19 pandemic; (iv) changes in our business strategy; (v) changes in technology and market competition that affect utilization of our office, retail, broadcast or other facilities; (vi) changes in domestic or international tourism, including due to health crises such as the COVID-19 pandemic, geopolitical events and/or currency exchange rates, which may cause a decline in Observatory visitors; (vii) defaults on, early terminations of, or non-renewal of, leases by tenants; (viii) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors, including the potential phasing out of LIBOR after 2021; (ix) declining real estate valuations and impairment charges; (x) termination or expiration of our ground leases; (xi) changes in our ability to pay down, refinance, restructure or extend our indebtedness as it becomes due and potential limitations on our ability to borrow additional funds in compliance with drawdown conditions and financial covenants; (xii) decreased rental rates or increased vacancy rates; (xiii) our failure to redevelop and reposition properties, or to execute any newly planned capital project successfully or on the anticipated timeline or at the anticipated costs; (xiv) difficulties in identifying properties to acquire and completing acquisitions; (xv) risks related to our development projects (including our Metro Tower development site) and capital projects, including the cost of construction delays and cost overruns; (xvi) impact of changes in governmental regulations, tax laws and rates and similar matters; (xvii) our failure to qualify as a REIT; and (xviii) environmental uncertainties and risks related to adverse weather conditions, rising sea levels and natural disasters. For a further discussion of these and other factors that could impact the Company’s future results, performance or transactions, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020 and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to update or revise publicly any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes after the date of this press release, except as required by applicable law. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

Contact:

Investors

Empire State Realty Trust Investor Relations

(212) 850-2678

IR@empirestaterealtytrust.com

Media

Sard Verbinnen & Co.

(212) 687-8080

Empire State Realty Trust, Inc.

Condensed Consolidated Statements of Operations

(unaudited and amounts in thousands, except per share data)

	Three Months Ended December 31,
	2020	2019
Revenues
Rental revenue	$137,050	$151,701
Observatory revenue	5,008	37,730
Lease termination fees	7,841	1,240
Third-party management and other fees	295	299
Other revenue and fees	1,205	3,963

Total revenues	151,399	194,933
Operating expenses
Property operating expenses	31,087	43,901
Ground rent expenses	2,332	2,332
General and administrative expenses	13,627	16,618
Observatory expenses	5,636	8,743
Real estate taxes	31,894	29,818
Depreciation and amortization	47,397	46,409

Total operating expenses	131,973	147,821

Total operating income	19,426	47,112
Other income (expense):
Interest income	108	1,352
Interest expense	(23,001)	(18,534)

Income (loss) before income taxes	(3,467)	29,930
Income tax benefit	4,177	(1,210)

Net income	710	28,720
Preferred unit distributions	(1,050)	(1,041)
Net (income) loss attributable to non-controlling interests	130	(10,880)

Net income (loss) attributable to common stockholders	$(210)	$16,799

Total weighted average shares
Basic	171,970	180,166

Diluted	278,471	296,852

Net income (loss) per share attributable to common stockholders
Basic	$(0.00)	$0.09

Diluted	$(0.00)	$0.09

Empire State Realty Trust, Inc.

Condensed Consolidated Statements of Operations

(unaudited and amounts in thousands, except per share data)

	Year Ended December 31,
	2020	2019
Revenues
Rental revenue	$563,071	$586,414
Observatory revenue	29,057	128,769
Lease termination fees	9,416	4,352
Third-party management and other fees	1,225	1,254
Other revenue and fees	6,459	10,554

Total revenues	609,228	731,343
Operating expenses
Property operating expenses	136,141	174,977
Ground rent expenses	9,326	9,326
General and administrative expenses	62,244	61,063
Observatory expenses	23,723	33,767
Real estate taxes	121,923	115,916
Impairment charges	6,204	—
Depreciation and amortization	191,006	181,588

Total operating expenses	550,567	576,637

Total operating income	58,661	154,706
Other income (expense):
Interest income	2,637	11,259
Interest expense	(89,907)	(79,246)
Loss on early extinguishment of debt	(86)	—
IPO litigation expense	(1,165)	—

Income (loss) before income taxes	(29,860)	86,719
Income tax benefit (expense)	6,971	(2,429)

Net income (loss)	(22,889)	84,290
Preferred unit distributions	(4,197)	(1,743)
Net (income) loss attributable to non-controlling interests	10,374	(33,102)

Net income (loss) attributable to common stockholders	$(16,712)	$49,445

Total weighted average shares
Basic	175,169	178,340

Diluted	283,837	297,798

Net income (loss) per share attributable to common stockholders
Basic	$(0.10)	$0.28

Diluted	$(0.10)	$0.28

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Three Months Ended December 31,
	2020	2019
Net income	$710	$28,720
Preferred unit distributions	(1,050)	(1,041)
Real estate depreciation and amortization	45,690	45,298

FFO attributable to common stockholders and non-controlling interests	45,350	72,977
Amortization of below-market ground leases	1,958	1,958

Modified FFO attributable to common stockholders and non-controlling interests	47,308	74,935

Core FFO attributable to common stockholders and non-controlling interests	$47,308	$74,935

Total weighted average shares
Basic	278,427	296,852

Diluted	278,471	296,852

FFO per share
Basic	$0.16	$0.25

Diluted	$0.16	$0.25

Modified FFO per share
Basic	$0.17	$0.25

Diluted	$0.17	$0.25

Core FFO per share
Basic	$0.17	$0.25

Diluted	$0.17	$0.25

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Year Ended December 31,
	2020	2019
Net income (loss)	$(22,889)	$84,290
Preferred unit distributions	(4,197)	(1,743)
Real estate depreciation and amortization	184,245	177,515
Impairment charges, net of reimbursement	5,360	—

FFO attributable to common stockholders and non-controlling interests	162,519	260,062
Amortization of below-market ground leases	7,831	7,831

Modified FFO attributable to common stockholders and non-controlling interests	170,350	267,893
Loss on early extinguishment of debt	86	—
Severance expenses	3,813	—
IPO litigation expense	1,165	—

Core FFO attributable to common stockholders and non-controlling interests	$175,414	$267,893

Total weighted average shares
Basic	283,826	297,798

Diluted	283,837	297,798

FFO per share
Basic	$0.57	$0.87

Diluted	$0.57	$0.87

Modified FFO per share
Basic	$0.60	$0.90

Diluted	$0.60	$0.90

Core FFO per share
Basic	$0.62	$0.90

Diluted	$0.62	$0.90

Empire State Realty Trust, Inc.

Condensed Consolidated Balance Sheets

(unaudited and amounts in thousands)

	December 31, 2020	December 31, 2019
Assets
Commercial real estate properties, at cost	$3,133,966	$3,109,433
Less: accumulated depreciation	(941,612)	(862,534)

Commercial real estate properties, net	2,192,354	2,246,899
Cash and cash equivalents	526,714	233,946
Restricted cash	41,225	37,651
Tenant and other receivables	21,541	25,423
Deferred rent receivables	222,508	220,960
Prepaid expenses and other assets	77,182	65,453
Deferred costs, net	203,853	228,150
Acquired below market ground leases, net	344,735	352,566
Right of use assets	29,104	29,307
Goodwill	491,479	491,479

Total assets	$4,150,695	$3,931,834

Liabilities and equity
Mortgage notes payable, net	$775,929	$605,542
Senior unsecured notes, net	973,159	798,392
Unsecured term loan facility, net	387,561	264,640
Accounts payable and accrued expenses	103,203	143,786
Acquired below market leases, net	31,705	39,679
Ground lease liabilities	29,104	29,307
Deferred revenue and other liabilities	88,319	72,015
Tenants’ security deposits	30,408	30,560

Total liabilities	2,419,388	1,983,921
Total equity	1,731,307	1,947,913

Total liabilities and equity	$4,150,695	$3,931,834